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                                                                   EXHIBIT 10.34


                                FISCAL YEAR 1999

               WESTERN DIGITAL MANAGEMENT INCENTIVE PROGRAM (MIP)

                            PURPOSE
                            ----------------------------------------------------

                            The purpose of this program is to focus participants on achieving key financial and strategic objectives at the corporate and business group levels that will lead to the creation of value for the Company's shareholders and provide participants the opportunity to earn significant awards, commensurate with performance.

                            ELIGIBILITY
                            ----------------------------------------------------

                            Program eligibility is extended to all employees of Western Digital and selected employees of its domestic subsidiaries who are in, or who are hired into, salary grades 68 and above (or equivalent) on or before January 4, 1999.

                            Eligibility may also be granted to employees who have an authorized written agreement that grants them eligibility.

                            Employees of Western Digital and its domestic subsidiaries who are in salary grades 67 or below (or equivalent) are eligible for awards generated by a secondary bonus pool.

                            DESCRIPTION OF THE PROGRAM
                            ----------------------------------------------------

                            The 1999 Management Incentive Program will pay as cash awards to participants for the achievement of predetermined performance goals. Each participant will be assigned a pool or target bonus percentage, which when multiplied by the participant's annual base salary as of June 30, 1999, will determine the pool or target bonus payout.

                            Predetermined performance goals will be established and approved by the Compensation Committee of the Board of Directors before the end of the first quarter of the fiscal year.

                            The actual performance achieved will determine the percentage used to calculate the award at the end of the program year. The size of the actual award can vary between 0% and 200% of the pool or target award.

                            In addition, individual and pool awards may be adjusted upward or downward by the Chief Executive Officer from the amount generated by the formula. The Chief Executive Officer's award may be adjusted upward or downward by the Compensation Committee.


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                            ----------------------------------------------------
                            OPERATION OF THE PROGRAM
                            ----------------------------------------------------

PROGRAM YEAR:               July 1, 1998 to June 30, 1999

AWARD OPPORTUNITIES:        The award for participants will be expressed as a
                            percentage of salary, and determined according to salary grade, as follows:

                                    Salary Grade                  Bonus Opportunity
                                   (or equivalent)              As a % of Base Salary
                           ------------------------------       ---------------------
                              ECP    Marketing   Regular        Pool          Target
                           --------  ---------   --------       ------        ------
                                                    68           7.5%
                              84         44                       10%
                                                    69          12.5%

                           85 to 86      45      70 to 71                      27.5%
                                                    72                           35%
                                                 73 to 74                        45%
                                                 75 to 77                        65%

                           One-half of your Bonus target as of 8/1/98 was replaced with options with performance accelerated vesting. The number of options granted to you was determined by formula and was void of management discretion. This formula was one-half your 8/1/98 cash bonus target divided by the expected stock price gain. The expected stock price gain is exactly the same as that which allows the options to vest 100% in August 1999. This gain represents a significant increase in the value of the stock price (nearly double). In determining this gain the Board of Directors projected the Company's stock price based on achieving the goals, at target, set forth in this program.

PERFORMANCE MEASURES:      Performance will be measured at the corporate and
                           business group levels. Performance measures that will be used in the 1999 Program are as follows:

                           o Profitability
                           o Time to Market
                           o Time to Volume
                           o Time to Quality

1999 GOALS AND             Each business group will have goals at the corporate
WEIGHTING:                 and/or business group level, and each goal will have
                           an assigned weighting. EWS employees will be a weighted participant, 70%/30%, in the actual results of PSG/ESG respectively. Business group Vice
                           Presidents and Senior Directors will have a portion of their results determined by the other business group.


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                           The percentage of target bonus opportunity earned
                           (before discretionary adjustments) will vary from the target bonus opportunity based on actual performance achieved relative to the performance goals.

                           ADDITIONAL PROVISIONS
                           -----------------------------------------------------

AWARD THRESHOLDS:          Corporate operating profit/loss must be at a minimum
                           level for incentives to be paid under any aspect of the Program.

                           In addition, each business group will have a predetermined operating profit/loss threshold below which no incentives will be paid for that business group.

TOTAL AWARD CAP:           Total awards paid under this Program may not exceed a
                           preset percentage of corporate operating profit as determined by the Compensation Committee. Any award reductions attributable to the preset percentage cap will be made by the Chief Executive Officer.

AWARD ADJUSTMENT:          Group award levels may be adjusted upward or downward
                           by up to 25% by the Chief Executive Officer provided that total awards do not exceed the amounts generated by formula.

                           After application of the group performance, individual awards may be adjusted upward or downward based on the adjustment table below. Approval from the Chief Executive Officer is required for adjustments outside of these limits. The Chief Executive Officer's award may be adjusted upward or downward by the Compensation Committee. The adjustments by salary grade level (or equivalent) are as follows:

                             Salary Grade              Upward          Downward
                           (or equivalent)           Adjustment       Adjustment
                           ----------------          ----------       ----------
                           All Participants            +100%             -100%

                           All awards under this program are discretionary. The amount of the award including adjustments is determined by Western Digital in its sole discretion. No employee has any contractual right to receive an award pursuant to this program due to his/her employment at Western Digital.

 EXTRAORDINARY EVENTS:      The Compensation Committee, in its discretion, may
                           adjust the basis upon which performance is measured to reflect the effect of significant changes that include, but are not limited to, unbudgeted acquisitions/divestitures, unusual or extraordinary accounting items, or significant, unplanned changes in the economic or regulatory environment.


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TERMINATION:               Participants must be employed by the Company at the
                           end of the program year to receive an award. If a participant terminates for reason of retirement, total and permanent disability, or death, the Compensation Committee has the discretion to pay prorated awards based upon the percentage of the year worked.

PARTIAL YEAR               The Compensation Committee, in its discretion, may
PARTICIPATION:             pay prorated awards to people hired or promoted into
                           eligible positions after July 1, 1998. In general,
                           awards will be prorated for participants who begin
                           before January 4, 1999 while those hired after
                           January 4, 1999 will not be eligible to participate
                           in the program.
:
DEFERRED PAYOUT            Before the end of the calendar year, the participant
                           may elect to defer payout of all or part of the award in accordance with Western Digital's Deferred
                           Compensation Plan. The deferred amount will be credited with a rate as specified in the Western
                           Digital's Deferred Compensation Plan.

PAYOUT OF AWARD:           Awards will be paid in cash as soon as possible
                           following the end of the program year or according to the participant's deferral election. Options which vest will be exercisable at the discretion of the participant subject to the terms and conditions of the Employee Stock Option Plan.

SECONDARY POOL:            Secondary award pools will be created for employees
                           in salary grades 67 or below (or equivalent) for all corporate and business groups. The formula used to generate a secondary pool for each group is:

                                               Pool =

                                Formula generated result [0% to 200%]
                                                  x
                                  (2.5% of grades 43 & 83 salaries
                                                  +
                             1.67% of grades 41-42, 64-67, 81-82 salaries
                                                  +
                                 1% of grades 63 and below salaries)

                           Management has the discretion to award any one individual up a maximum of 10% of salary. Approval of the CEO is required for discretion above this limit.

                           The intent of this pool is to allow for the top 10% of the remaining population to receive 5% of their salary as a bonus at target levels of performance.


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